Exhibit 10.6

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made as of this 10th day of November 2010, by and between GREENBERG TRAURIG, LLP (“Attorney”), a limited liability partnership with an address of 1200 Seventeenth Street, Suite 2400, Denver, Colorado 80202, as legal counsel to the Wildcat Mining Corporation, a Nevada corporation (“Client”) and EIS Solutions, Inc., a Colorado corporation (“Consultant”) with an address of P.O. Box 5352, Frisco, Colorado 80443.

1.           Purpose.  Consultant is hereby retained to deliver public relations, community outreach and other services (the “Services”) as may be needed by Attorney to provide legal advice to Client in anticipation of litigation regarding, without limitation, various federal, state or local permitting, compliance or enforcement matters relating to the May Day Idaho Mine Complex in La Plata County, Colorado (collectively, the “Matter”).

2.           Scope of Services.  The Services shall include: (i) public relations, community outreach and other services related to the Matter; and (ii) such other tasks as may be necessary to carry out the provisions of this Agreement all as necessary for Attorney to obtain information to render legal advice to Client.

3.           Confidentiality.  Except where disclosure is required by law or is specifically directed by Attorney, any information regarding the Matter, the Services or this Agreement which Consultant generates, reviews, or obtains in the course of this engagement is for the sole use of Attorney in connection with providing legal advice to Client and shall be considered confidential, proprietary and privileged.  Consultant explicitly acknowledges and agrees that any data developed and any information disclosed to or learned by Consultant in the course of this engagement shall be treated as privileged and confidential; maintained in confidence; and not revealed to any persons other than Consultant or Attorney without the prior consent of Client.  Further, Consultant shall not disclose the existence of or the contents of this Agreement and shall not disclose the identity of Client or the nature of the Services performed under this Agreement unless Client expressly consents to such disclosure.

4.           Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean all of the following:  samples, analytical results, copies of or original  notes, investigative notes, tasks, drawings, photographs, data and other records, calculations, information obtained from interviews and meetings, mental impressions, interpretations, opinions, summaries, reports and the like, developed, generated, produced, received or collected by Consultant, whether written, oral or otherwise, other than information which is or hereafter becomes generally available to the public through no fault of Consultant.  All Confidential Information shall be deemed the work product of Attorney.

Consultant shall (i) stamp or otherwise mark all Confidential Information relating to or resulting from the Services with the caption CONFIDENTIAL/SUBJECT TO THE ATTORNEY--CLIENT PRIVILEGE AND THE ATTORNEY WORK--PRODUCT DOCTRINE; and (ii) create and maintain a separate, restricted access file labeled CONFIDENTIAL ATTORNEY WORK--PRODUCT PRIVILEGED INFORMATION to hold the Confidential Information. Consultant shall not make written submissions under this Agreement, except as may be directed in writing by Attorney.

5.           Requests for Confidential Information.  Consultant agrees that its obligations hereunder regarding Confidential Information apply to all formal or informal requests or attempts to obtain Confidential Information by any person.  Consultant further specifically agrees:

(i)
to take precautions to ensure that such Confidential Information is not stolen or misappropriated and that no employee, officer, director, agent or subcontractor of Consultant will disclose any Confidential Information to any third parties or parties not subject to this Agreement, without the prior written consent of Client;

(ii)
to notify Client and Attorney immediately upon learning of any unauthorized possession, use or knowledge of Confidential Information, or of any requests, subpoenas or other efforts to obtain Confidential Information by private parties, governmental agencies or other entities; and

(iii)	to establish reasonable procedures designed to meet the obligations of this Section 6 and to cooperate with Client and Attorney in connection therewith.

6.           Tangible Information.  Consultant shall securely maintain all data, documents, or reports written or recorded in any form, or any tangible materials relating in any way to Confidential Information.

7.           Client Property.  All data, copies of or original notes, investigative notes, tests, photographs, data and other records, calculations, summaries, reports, and the like (“Documents”) developed, generated, produced, received or collected by Consultant in performance of this Agreement are and shall remain the property of Client whether in its possession or otherwise, unless Client agrees to waive such right or entitlement in writing.  All Documents shall be delivered to Attorney upon final payment by Client to Consultant.  Consultant may keep one copy of all documents generated under this Agreement for its files.

8.           Survival.  Consultant’s duties and obligations under Sections 3 through 7 hereof shall survive the completion and/or termination of this Agreement.

9.           Billing.  Consultant shall provide estimates for specific activities in connection with the Services, shall obtain Attorney’s approval thereof prior to performing same, and shall not exceed any such estimates without Attorney’s prior approval.  All invoices for Services shall be in accordance with Consultant’s quoted rates, as set forth in the Rate Sheet attached hereto as Exhibit A.  All invoices for Services shall be forwarded to Client with a copy forwarded to Attorney.  Client shall be responsible for payment of all invoices, with payment made directly to the Consultant.  Client agrees to pay all undisputed invoice amounts within 45 days of the date of Consultant’s invoice.

10.           Payment.  Consultant shall submit its invoices to the Client for payment.  Attorney shall not be responsible for payment of Consultant’s invoices except to the extent of funds received from Client for such purpose.  Attorney shall not be liable to Consultant for any late payments or for non-payments, and Consultant hereby releases and holds harmless Attorney from any such liability or obligation.

11.           Independent Contractor.  Consultant shall perform the Services as an independent contractor; provided, however, that for purposes of any evidentiary privileges or immunities that might attach to client communications or attorney work-product generated by Attorney, Consultant shall be considered the agent of Attorney and be fully within the scope of such privileges or immunities.

12.           No Waiver.  Failure in any one or more instances to enforce one or more of the terms or conditions of this Agreement shall not be a waiver of any other breach of this Agreement.

13.           Severability.  If any provision of this Agreement shall be determined to be invalid or unenforceable, all of the remaining terms and provisions shall remain in full force and effect.

14.           Termination.  Termination for Convenience.  This Agreement may be terminated by Attorney or Consultant upon seven (7) days written notice to the other, for any reason or no reason.  Consultant shall be paid for Services performed prior to the termination date.

15.           Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes all prior agreements or representations of the parties to this Agreement.

16.           Amendment. This Agreement may be amended at any time by the written agreement of Attorney and Consultant.

17.           Notice.  All notices required or contemplated under this Agreement shall be in writing; shall be delivered by Fax, U.S. Mail or e-mail and shall be deemed delivered on the third business day following the date of deposit in the U.S. Mail, on the date of the verification for a fax transmission or email for delivery to:

if to Attorney:

Christopher J. Neumann, Esq.
Greenberg Traurig, LLP
1200 Seventeenth Street, Suite 2400
Denver, Colorado 80202
Fax (303) 572-6540
E-Mail: neumannc@gtlaw.com

if to Consultant:

Tim Pollard
EIS Solutions, Inc.
P.O. Box 5352
Frisco, Colorado 80443
Fax (970) 241-3032
E-Mail: trpollard@eis-solutions.net

if to Client:

Roger Tichenor
Wildcat Mining Corporation
1630 Ringling Boulevard
Sarasota, FL 34236
Fax (941) 951-0864
E-Mail: l2change@aol.com

18.           Binding Effect.  This agreement shall be binding on and inure to the benefit of Attorney, Consultant, Client and their respective successors and assigns.

19.           Counterparts.  This Agreement may be signed in counterparts.

GREENBERG TRAURIG, LLP	WILDCAT MINING CORPORATION

By: /s/ Christopher J. Neumann	By: /s/ Roger Tichenor
Christopher J. Neumann, Esq.	Roger Tichenor
Title: President

EIS SOLUTIONS, INC.

By: _/s/ Tim Pollard
Tim Pollard
Title: